EXHIBIT 10.2

SUPPLEMENTAL INDENTURE

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of October 14, 2004 among UbiquiTel Operating Company (or its permitted successor), a Delaware corporation (the “Company”), and The Bank of New York, a New York banking corporation (the “Trustee”), as Trustee under the indenture referred to below.

WITNESSETH

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of February 26, 2003 (the “Indenture”) in respect of the Company’s outstanding $31,473,000 aggregate principal amount at maturity of 14% Senior Discount Notes due 2010 (the “Notes”);

WHEREAS, Section 9.02 of the Indenture provides that the Company and the Trustee may amend the Indenture with the consent of the Holders of at least a majority in aggregate principal amount at maturity of the Notes then outstanding voting as a single class;

WHEREAS, pursuant to the terms and conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated September 28, 2004 (as amended, supplemented or modified, the “Offer to Purchase”), the Company commenced a cash tender offer for, among others, any and all outstanding Notes and solicited the consents of the Holders of the Notes to amend certain provisions of the Indenture, as set forth below;

WHEREAS, the Holders of a majority in aggregate principal amount at maturity of the Notes outstanding have consented to the amendments effected by this Supplemental Indenture pursuant to the terms and conditions of the Offer and Purchase; and

WHEREAS, this Supplemental Indenture has been duly authorized by all necessary corporate action on the part of the Company.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.               Amendments.  Subject to Section 2 below, the following provisions of the Indenture shall be amended as follows:

a.              Amendments to Article 1.  The following terms defined in Section 1.01 (Definitions) of the Indenture are hereby deleted and replaced with the phrase “[Intentionally Omitted]”:

“Acquired Debt”;

“Annualized Operating Cash Flow”;

“Attributable Debt”;

“Beneficial Owner”;

“Change of Control”;

“Closing Date”;

“Consolidated Debt”;

“Consolidated Debt to Annualized Operating Cash Ratio”;

“Consolidated Interest Expense”;

“Consolidated Net Income”;

“Consolidated Net Worth”;

“Continuing Director”;

“Existing Indebtedness”;

“Investments”;

“Net Income”;

“Offering”;

“Offering Memorandum”;

“Operating Cash Flow”;

“Permitted Investments”;

“Permitted Liens”;

“Permitted Refinancing Indebtedness”;

“Preferred Stock”;

“Principals”;

“Refinance”;

“Restricted Investment”;

“Sale and Leaseback Transaction”;

“Series B Notes”;

“Stated Maturity”;

“Total Invested Capital”; and

“Voting Equity Interests”.

The following terms listed in Section 1.02 (Other Definitions) of the Indenture are hereby deleted and replaced with the phrase “[Intentionally Omitted]”:

“Affiliate Transaction”;

“Asset Sale Offer”;

“Change of Control Offer”;

“Change of Control Payment”;

“Change of Control Payment Date”;

“Excess Proceeds”;

“Offer Amount”;

“Offer Period”;

“Payment Default”;

“Permitted Indebtedness”;

“Purchase Date”;

“Repurchase Offer”; and

“Restricted Payments”.

All references to such deleted terms in the Indenture are also hereby deleted in their entirety.

b.              Amendments to Article 3.  Section 3.09 (Offer to Purchase) of the Indenture is hereby deleted in its entirety and replaced with the phrase “[Intentionally Omitted]”.  All references to such deleted section in the Indenture is also hereby deleted in its entirety.

c.               Amendments to Articles 4.  Each of Section 4.03 (Reports), Section 4.04 (Compliance Certificate), Section 4.05 (Taxes), Section 4.06 (Stay, Extension and Usury Laws), Section 4.07 (Limitation on Restricted Payment), Section 4.08 (Dividend and Other Payment Restrictions Affecting Subsidiaries), Section 4.09 (Incurrence of Indebtedness and Issuance of Preferred Stock), Section 4.10 (Asset Sales), Section 4.11 (Transaction with Affiliates), Section 4.12 (Liens), Section 4.14 (Offer to Repurchase Upon Change of Control), Section 4.16 (Sale and Leaseback Transactions), Section 4.17 (Limitations on Issuances and Sales of Equity Interests in Wholly-Owned Restricted Subsidiaries), Section 4.19 (Designation of Restricted and Unrestricted Subsidiaries), and Section 4.20 (Designation of Restricted and Unrestricted Subsidiaries) of the Indenture is hereby deleted in its entirety and replaced with the phrase “[Intentionally Omitted]”.  All references to such deleted sections in the Indenture are also hereby deleted in their entirety.

d.              Amendments to Article 5.  Each of the clauses (a)(ii) and (a)(iii) of Section 5.01(Merger, Consolidation or Sale of Assets) of the Indenture is hereby deleted in its entirety and replaced with the phrase “[Intentionally Omitted]”.  All references to such deleted clauses in the Indenture are also hereby deleted in their entirety.

e.               Amendments to Article 6.  Each of the clauses (e) and (f) of Section 6.01(Events of Default) of the Indenture is hereby deleted in its entirety and replaced with the phrase “[Intentionally Omitted]”.  All references to such deleted clauses in the Indenture are also hereby deleted in their entirety.

2.               Operative Effect.  The amendments to the Indenture set forth in Section 1 above will become operative as of, and subject to, the acceptance for purchase and payment by the Company of Notes validly tendered and not withdrawn pursuant to the Offer to Purchase representing a majority of the aggregate principal amount at maturity of Notes outstanding.

3.               The Trustee.

a.               Trustee’s Acceptance.  Subject to Section 2 above, the Trustee hereby accepts this Supplemental Indenture and agrees to perform the same under the terms and conditions set forth in the Indenture.

b.              Trustee Not Responsible for Recitals.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.

c.               Certain Duties and Responsibilities of the Trustee.  In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of affording protection to the Trustee, whether or not elsewhere herein so provided.

4.               Interpretation.  Subject to Section 2 above, the Indenture shall be modified and amended in accordance with this Supplemental Indenture, and all the terms and conditions of both shall be read together as though they constitute on instrument, except that, in case of conflict, the provisions of this Supplemental Indenture will control.  The Indenture, as modified and amended by this Supplemental Indenture, is hereby ratified and confirmed in all respects and shall bind every Holder of Notes.  In case of conflict between the terms and conditions contained in the Notes and those contained in the Indenture, as modified and amended by this Supplemental Indenture, the provisions of the Indenture, as modified and amended by this Supplemental Indenture, shall control.

5.               Severability.  In any case any provision of this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

6.               Conflict with Trust Indenture Act.  If any provision of this Supplemental Indenture limits, qualifies of conflicts with any provision of the TIA that is required under the TIA to be part of and govern any provision of this Supplemental Indenture, the provision of the TIA shall control.  If any provision of this Supplemental Indenture modifies of excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

7.               Terms defined in the Indenture.  All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

8.               Benefits of this Supplemental Indenture.  Nothing in this Supplemental Indenture or the Notes, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Notes, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or Notes.

9.               Successors.  All agreements of the Company and the Trustee in this Supplemental Indenture shall bind their successors.

10.         NEW YORK LAW TO GOVERN.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

11.         Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

12.         Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

THE COMPANY

UbiquiTel Operating Company

By:
Name: James J. Volk
Title: Chief Financial Officer

TRUSTEE

The Bank of New York, as Trustee

By:
Name: Van K. Brown
Title: Vice President